Exhibit 10.4

Odyssey Semiconductor Technologies, Inc.

9 Brown Road

Ithaca, NY 14850

Attn: Richard Brown, CEO

March 8, 2024

Nina and John Edmunds 1998 Family Trust

dated January 27, 1998

i/c/o John Edmunds, as trustee

Address: [ ]

Re: Letter Agreement re Cancellation of August 8, 2022 Convertible Note and Waiver of Claims

Dear Mr. Edmunds,

By execution and acknowledgment to this Letter Agreement (this “Agreement”), dated as of March 8, 2024, made and entered into by and among Nina and John Edmunds 1998 Family Trust dated January 27, 1998 (the “Edmunds Trust”) and Odyssey Semiconductor Technologies, Inc., a Delaware corporation (“Company”), the Edmunds Trust, as the holder (the “Holder”) of an outstanding $1,250,000 Company Convertible Note, issued by the Company to the Edmunds Trust on August 8, 2022 (the “Note” as set forth in Exhibit A hereto this Agreement), agrees to:

1. Cancellation of Note. The Holder hereby irrevocably acknowledges and agrees that, notwithstanding anything to the contrary set forth in the Note, effective as of immediately, the Note is hereby terminated and canceled and is null and void and of no further effect. The Holder further irrevocably acknowledges and agrees that, effective as of immediately, such Holder’s has no right to with respect to the Note. The Holder hereby irrevocably acknowledges and agrees that such Holder shall be responsible for any federal, state or local income or similar taxes required to be paid by such Holder with respect to the Note. The Holder shall indemnify and hold the Released Parties (as defined below) harmless from and against any claim, demand, action, cause of action, loss, liability, damage, cost, penalty or expense whatsoever, including reasonable and documented legal fees, suffered or incurred by the Released Parties by reason of the Holder’s failure to pay or discharge any federal, state or local income or similar taxes required to be paid by such Holder resulting from any amount paid or deemed to be paid to such Holder.

2. Reissuance of New Notes. In exchange for the Cancellation of the Note above, and the Release of rights, claims and causes of action associated with the Note below, the Company agrees to issue, subject to the approval of its Board of Directors, three new notes below: (i) a secured convertible promissory note in the amount of $617,200 to the Edmunds Trust, in the form as set forth in Exhibit B, (ii) a secured convertible promissory note in the amount of $316,400 to Richard Brown, the CEO of the Company, in the form as set forth in Exhibit C; and (c) a secured convertible promissory note in the amount of $316,400 to James Shealy, the Secretary and Treasurer of the Company, in the form as set forth in Exhibit D.

3. Release. The Holder, for himself, herself or itself and on behalf of his, her or its Affiliates, and any of their respective officers, directors, employees, agents, representatives, successors, members, managers, partners and permitted assigns (each a “Waiving Party”), acknowledges and agrees that, effective as of immediately, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action he, she or it may have as of the date hereof against the Company and any subsidiaries, affiliates, or any subsidiary or affiliate’s respective officers, directors, employees, agents, representatives, successors and permitted assigns (the “Released Parties”) relating to or arising from the Note, any ancillary agreement, certificate or other document entered into, made, delivered, or made available in connection therewith, or as a result of any of the transactions contemplated thereby, whether arising under, or based upon, any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law) are hereby irrevocably waived by the Waiving Parties (the “Waived Claims”).

4. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

5. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof, and may not be amended without the written consent of both parties.

6. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the remaining provisions of this Agreement will be interpreted as if such provisions were so excluded.

7. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed in its name by an authorized officer as of the date first set forth above.

Odyssey Semiconductor Technologies, Inc.

By:

Name:	Richard Brown

Title:	Chief Executive Officer

Acknowledged and Accepted: Nina and John Edmunds 1998 Family Trust dated January 27, 1998.

By:

Name:	John Edmunds

Title:	Trustee